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CERTIFICATE OF INCORPORATION
OF
ADELPHIA COMMUNICATIONS CORPORATION

          FIRST:  The name of the corporation is Adelphia
Communications Corporation.

          SECOND: The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The aggregate number of shares of capital stock which the Corporation shall have the authority to issue shall be 230,000,000 shares which shall be classified into three classes as follows:

          5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock");

          200,000,000 shares of Class A Common Stock, par value
          $.01 per share; and

          25,000,000 shares of Class B Common Stock, par value
          $.01 per share.

The Class A Common Stock and the Class B Common Stock are sometimes together referred to as the "Common Stock."

          A description of each class of shares and a statement of the designations and the powers, preferences, and rights and the qualifications, limitation, or restrictions thereof and of the authority vested in the Board of Directors to establish series of the Preferred Stock and to fix the variations in the relative rights and preferences as between the series of such class are as follows:

          1.   The Preferred Stock.

          The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations and the powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;
(h) Any other relative rights, preferences and limitations of that series.
          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          2.   The Common Stock.

          a.   Voting Rights

               (i) The holders of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect one director of the entire Board of Directors of the Corporation at any annual meeting of the stockholders for the election of directors. If during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by the holders of Class A Common
Stock shall, by reason of resignation, death, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorship designated by the holders of Class A Common Stock may be removed from office, with or without cause, by vote of the holders of or majority of the shares of Class A Common Stock voting as a class.

(ii) Except as provided in Sub-paragraph (i) above, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such stockholder in the election of directors and on all other matters presented to the stockholders, and each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held by such stockholder in the election of directors and on all other matters presented to stockholders. The stockholders of the Corporation shall not be entitled to cumulate their votes in any election of the directors of the Corporation.
(iii) Except as provided in Sub-paragraph (i) above, the holders of Class A Common Stock and Class B Common Stock (and any series or class of Preferred Stock, if such series or class of Preferred Stock shall be entitled to vote as a single class with the Common Stock, pursuant to the designations, powers, preferences, privileges and rights of such class or series) shall vote together as a single class, except as otherwise required by the General Corporation Law of Delaware, provided further, however, that the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.
          b.   Conversion Rights

               (i) Subject to and upon compliance with the provisions of this Paragraph b, Class B Common Stock shall be convertible into fully paid and nonassessable Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common
Stock surrendered for conversion.  Any holder of Class B Common
Stock may, at the option of such holder, at any time during normal business hours and from time to time convert any or all shares of Class B Common Stock held by such holder into an equal number of shares of Class A Common Stock by delivering to the principal executive offices of the Corporation or any transfer agent for the Class A Common Stock (i) the certificate or certificates representing the share or shares of Class B Common
Stock to be converted, duly endorsed, (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for the shares of Class A Common Stock issued upon such conversion is to be issued, (iii) and any transfer tax stamps or funds therefore required to be paid in connection with the transfer.

(ii) Conversion shall be deemed to have been effected at the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock in the manner described above and such date is referred to herein as the "Conversion Date." On the Conversion Date or as promptly thereafter as practicable, the Corporation or its transfer agent shall issue and deliver to the holder of the shares of Class B Common Stock surrendered for conversion a certificate for the number of full shares of Class A Common Stock issuable upon the conversion or transfer of such shares of Class B Common Stock. The person in whose name the certificate is to be issued shall be deemed to have become a holder of record of the shares of Class A Common Stock on the Conversion Date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock, provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any Class A Common Stock required to be reserved for purposes of the conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approval, as the case may be. The Corporation covenants that all Class A Common Stock which shall be issued upon conversion of the Class B Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.
(iii) No adjustments in respect to dividends shall be made upon the conversion of any share of Class B Common Stock, provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof hereunder or the Corporation's default in payment of the dividend due on such date.
          c.   Dividends

               (i) After there shall have been paid or declared and set apart for payment full cumulative dividends for all past dividend periods and the then current dividend period on any class or series of Preferred Stock as provided for in the terms and provisions of any such class or series of Preferred Stock (with any interest required to be paid thereon), and after there shall have been set apart a sum or sums sufficient to provide for all past and then current sinking fund installments for the Preferred
Stock as provided in the terms and provisions, if any, of any class or series of any Preferred Stock (with any interest required to be paid thereon), then out of any funds lawfully available therefor dividends may be paid upon the Common Stock and upon any class of shares ranking as to dividends or distribution of assets subordinate to the Preferred Stock if, when and as declared by the Board of Directors in its discretion, and shares of any outstanding class of share of the Corporation ranking as to dividends or distribution of assets subordinate to the Preferred Stock may be purchased, acquired, redeemed or otherwise retired by the Corporation.

(ii) Except as hereinafter in this Paragraph c provided and except with respect to a "stock dividend" as hereinafter defined, no dividend may be declared or paid in cash on Class B Common
Stock unless concurrently therewith a dividend in the amount per share of one hundred five percent (105%) of the amount per share of the dividend declared and paid in cash on the Class B Common Stock is declared and paid on the Class A Common Stock; and no dividend may be declared or paid in property on either class of Common Stock unless concurrently therewith a dividend of the same value per share is declared and paid on the other class of Common Stock. If at any time a dividend is to be paid in Class A Common Stock or Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: (i) so long as no share of Class A Common Stock has been issued and is outstanding, shares of Class A Common Stock may be paid to holders of Class B Common stock and (ii) if shares of both Class
A Common Stock and Class B Common Stock are issued and outstanding, shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common
Stock may be paid only to holders of Class B Common Stock, and whenever a stock dividend is paid, the same number of shares of stock shall be paid in respect of each outstanding share of Class
A Common Stock and each outstanding share of Class B Common
Stock.
          d. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction of its capital, resulting in a distribution of its assets to its stockholders, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of the Preferred
Stock the full preferential amount to which they are respectively entitled pursuant to the terms and provisions of all outstanding series and classes of Preferred Stock, there shall be paid to holders of shares of Class A Common Stock the sum of $1.00 per share and the amount of all unpaid declared dividends thereon before any sums shall be paid or any assets distributed among the holders of shares of Class B Common Stock (and if the assets of the Corporation shall be insufficient to pay the holders of shares of Class A Common Stock the full amount thus distributable, then such assets shall be distributed ratably among the holders of the shares of Class A Common Stock); then and thereafter there shall be paid to the holders of shares of Class B Common Stock the sum of $1.00 per share and the amount of all unpaid declared dividends thereon (and if the assets of the Corporation shall be insufficient to pay to holders of shares of Class B Common Stock the full amount thus distributable, then the entire remaining assets of the Corporation shall be distributed ratably among the holders of the shares of Class B Common Stock); and after the foregoing payments to the holders of the shares of Class A Common Stock and the shares of Class B Common Stock, then the remaining funds shall be distributed among and paid to the holders of the shares of Class A Common Stock and the shares of Class B Common Stock, share and share alike, and in proportion to their holdings.

e. Change in Class. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner.
f. General. Except as above provided, each share of Class A Common Stock and each share of Class B Common Stock shall be identical and have the same powers, preferences, rights, qualifications, limitations and restrictions and rank equally, share ratably and be identical in all respects as to all matters.
          FIFTH: The name and mailing address of the incorporator is Daniel R. Milliard, 5 West Third Street, Coudersport, Pennsylvania 16915.

          SIXTH:  The Corporation shall have perpetual existence.

          SEVENTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation, but the stockholders may adopt additional by-laws and may amend or repeal any by-law whether adopted by them or otherwise.

          EIGHTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

          NINTH: Any director or the entire board of directors may be removed, with or without cause, by the requisite vote of the shares then entitled to vote upon such removal.

          TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring on or after July 1, 1986; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware , or
(d) for any transaction from which the director derived an improper personal benefit.